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                                                                    Exhibit 21

                                  BIOGEN, INC.
                              LIST OF SUBSIDIARIES


Biogen (Switzerland) AG
Seestrasse 200
8700 Kusnacht, Switzerland

Biogen GmbH (Germany)
Carl - Zeiss-Ring 6
85737 Ismaning
Munchen, Deutschland

Biogen France S.A.
"Le Capitole"
55 Avenue des Champs-Pierreux
92012 Nanterre Cedex, France

Biotech Manufacturing Limited
C/o Rulland House, Pitt Street, St. Helier
Jersey JE4 8ZB, Channel Islands

Biogen Limited
Ocean House
The Ring, Bracknell
Berkshire RG12 1AX, United Kingdom

Biogen GmbH (Austria)
Effingergasse 21
1160 Wien, Osterreich

Biogen B.V.
World Trade Center
Strawinskylaan 757
1077 XX Amsterdam, The Netherlands

Biogen Belgium
rue Abbe Cuypers, 3
Etterbeek (B. 1040 Bruxelles)
Belgique

Biogen Canada, Inc.
3-Robert Speck Parkway
Mississauga, Ontario L4Z 1S1, Canada



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Biogen Securities Corporation
14 Cambridge Center
Cambridge, MA 02142

Biogen Realty Corporation
14 Cambridge Center
Cambridge, MA 02142

Biogen Realty Limited Partnership
14 Cambridge Center
Cambridge, MA 02142

Biogen Technologies, Inc.
913 N. Market Street, Suite 807
Wilmington, Delaware 19801